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                            CREDIT DEPOT CORPORATION
                              LIST OF SUBSIDIARIES
                                  EXHIBIT 21.1






Credit Depot Corporation of Georgia                              Delaware

Credit Depot Corporation of North Carolina                       Delaware

Credit Depot Corporation of Ohio                                 Delaware

Credit Depot Corporation of South Carolina                       Delaware

Credit Depot Corporation of Tennessee                            Delaware

Credit Depot Corporation of Florida                              Delaware

Credit Depot Corporation of Illinois                             Delaware

Credit Depot Corporation of Missouri                             Delaware

Credit Depot Corporation of Michigan                             Michigan

Credit Depot Corporation of Virginia                             Delaware

Credit Depot Corporation of Indiana                              Delaware

Cash Back Mortgage Corporation                                   Delaware